                                                                     Exhibit 2.6

                         AGREEMENT AND PLAN OF MERGER

                                      OF

                   SECURITY CAPITAL INDUSTRIAL INCORPORATED
                           (a Delaware corporation)

                                      AND

                       SCI CLIENT SERVICES INCORPORATED
                           (a Delaware corporation)

                                 WITH AND INTO

              SECURITY CAPITAL INDUSTRIAL MANAGEMENT INCORPORATED
                           (a Delaware corporation)

                       DATED AS OF [        ] [  ], 1997



     THIS AGREEMENT AND PLAN OF MERGER is made by and between Security Capital Industrial Incorporated, a Delaware corporation ("SCII"), SCI Client Services Incorporated, Security Capital Industrial Management Incorporated, a Delaware corporation ("SCICSI", and together with SCII, the "Merging Corporations"), and a Delaware corporation (the "Surviving Corporation").

     WHEREAS, each of the Merging Corporations and the Surviving Corporation desires that the Merging Corporations be merged pursuant to Section 251 of the Delaware General Corporation Law ("DGCL") with and into the Surviving Corporation, which shall be the surviving corporation and which shall continue its existence under the name "SCI Client Services Incorporated" (the "Mergers"); and

     WHEREAS, the shareholders of each of the Merging Corporations and the Surviving Corporation have approved the entering into and the execution of this Agreement and Plan of Merger.

     NOW THEREFORE:

     1. Effective Time. As used in this Agreement and Plan of Merger, the term "Effective Time" shall mean the date and time of the filing with the office of the Secretary of State of the State of Delaware of the certificate of merger with respect to the Mergers (a form of which is attached hereto as Exhibit A).

     2. The Mergers. At the Effective Time, each of the Merging Corporations shall be merged with and into the Surviving Corporation, which shall continue to be governed by the laws of the State of Delaware and which shall continue its existence under the name "SCI Client Services Incorporated," and the separate legal existence of each of the Merging Corporations shall thereupon cease.

     3.  Certificate of Incorporation and Bylaws.  At the Effective Time,
Article 1 of the certificate of incorporation of the Surviving Corporation, as in full force and effect immediately prior to the Effective Time (the "Charter"), shall be amended to read in its entirety as follows and such Charter, as so amended, shall become the Charter of the Surviving Corporation:

     "1. The name of the Corporation is SCI Client Services Incorporated."

The Bylaws of the Surviving Corporation immediately prior to the Effective Time (the "Bylaws") shall continue to be the bylaws of the Surviving Corporation and thereafter may be amended as provided in the Charter or Bylaws or by law. This Agreement and Plan of Merger shall effect no other amendments or changes whatsoever to the Charter and the Bylaws.

     4. Terms and Conditions of the Mergers. At the Effective Time, each issued share of common stock of SCII shall automatically and without further action by any of the parties hereto be converted into ______________ [based on $74,862,023] common shares of beneficial interest, par value $.01 per share ("SCI Common Shares"), of Security Capital Industrial Trust, a Maryland real estate investment trust. At the Effective Time, each issued share of common stock of SCICSI shall automatically and without further action by any of the parties hereto be converted into ______________ [based on $7,008,603] SCI Common Shares. At the Effective Time, each right, option or warrant to acquire a share of common stock of either of the Merging Corporations shall automatically be canceled. At the Effective Time, each issued share of common stock of the Surviving Corporation outstanding immediately prior to the Effective Time shall automatically and without further action by any of the parties remain an issued and outstanding share of common stock of the Surviving Corporation.

     5. Effect of the Mergers. At the Effective Time, the separate existence of each of the Merging Corporations shall cease in accordance with the provisions of the DGCL. From and after the Effective Time, except as may be limited by applicable law, the


                                     I-A-2

Surviving Corporation shall succeed to all of the leases, licenses, property, rights, privileges and powers of whatever nature and description and shall be subject to all of the debts, liabilities and obligations of each of the Merging Corporations without further action by any of the parties hereto, and will continue to be governed by the laws of the State of Delaware, including the DGCL.

     6. Further Assurances and Authorization. Each of the Merging Corporations and the Surviving Corporation shall execute and deliver such further instruments and do or cause to be done such further acts as may be necessary to effectuate and confirm the Mergers. The Board of Directors and the officers of each of the Merging Corporations and the Surviving Corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger.

     7. Counterparts. This Agreement and Plan of Merger may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement and Plan of Merger.

                                     I-A-3

     IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of the date first above written.

                                       SECURITY CAPITAL INDUSTRIAL
                                       INCORPORATED

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       SCI CLIENT SERVICES INCORPORATED

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       SECURITY CAPITAL INDUSTRIAL
                                       MANAGEMENT INCORPORATED

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                            CERTIFICATE OF SECRETARY
                                       OF
                    SECURITY CAPITAL INDUSTRIAL INCORPORATED
                            (a Delaware corporation)


     The undersigned, being the Secretary of Security Capital Industrial Incorporated, a Delaware corporation ("SCII"), does hereby certify that the Agreement and Plan of Merger among SCII, SCI Client Services Incorporated, a Delaware corporation, and Security Capital Industrial Management Incorporated, a Delaware corporation, has been adopted by the holder of all of the outstanding stock of SCII entitled to vote thereon.

Dated:  [    ] [ ], 1997

                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:  Secretary

                            CERTIFICATE OF SECRETARY
                                       OF
                        SCI CLIENT SERVICES INCORPORATED
                            (a Delaware corporation)


     The undersigned, being the Secretary of SCI Client Services Incorporated, a Delaware corporation (the "SCICSI"), does hereby certify that the Agreement and Plan of Merger among SCICSI, Security Capital Industrial Incorporated, a Delaware corporation, and Security Capital Industrial Management Incorporated, a Delaware corporation, has been adopted by the holder of all of the outstanding stock of SCICSI entitled to vote thereon.

Dated:  [     ] [ ], 1997

                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:  Secretary

                           CERTIFICATE OF SECRETARY
                                      OF
              SECURITY CAPITAL INDUSTRIAL MANAGEMENT INCORPORATED
                           (a Delaware corporation)


     The undersigned, being the Secretary of Security Capital Industrial Management Incorporated, a Delaware corporation (the "Surviving Corporation"), does hereby certify that the holder of all of the outstanding stock of the Surviving Corporation entitled to vote thereon (i) has adopted the Agreement and Plan of Merger among the Surviving Corporation, Security Capital Industrial Incorporated, a Delaware corporation, and SCI Client Services Incorporated, a Delaware corporation and (ii) has approved the amendment to Article 1 of the certificate of incorporation of the Surviving Corporation.

Dated:  [         ] [  ], 1997

                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title: Secretary

                   EXHIBIT A TO AGREEMENT AND PLAN OF MERGER
                   -----------------------------------------

                         FORM OF CERTIFICATE OF MERGER
                         -----------------------------

                             CERTIFICATE OF MERGER

                                    MERGING

                   SECURITY CAPITAL INDUSTRIAL INCORPORATED
                   (a corporation of the State of Delaware)

                                      AND

                       SCI CLIENT SERVICES INCORPORATED
                   (a corporation of the State of Delaware)

                                 WITH AND INTO

              SECURITY CAPITAL INDUSTRIAL MANAGEMENT INCORPORATED
                   (a corporation of the State of Delaware)

                                * * * * * * * *

                            Pursuant to Section 251
                          of the General Corporation
                         Law of the State of Delaware


     This Certificate of Merger is being filed by the undersigned in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") in accordance with the provisions of Section 251 of the Delaware General Corporation Law (the "DGCL") in order to merge Security Capital Industrial Incorporated, a Delaware corporation ("SCII"), and SCI Client Services Incorporated, a Delaware corporation ("SCICSI", and together with SCII, the "Merging Corporations"), with and into Security Capital Industrial Management Incorporated, a Delaware corporation (the "Surviving Corporation"), which shall be the surviving corporation and which shall continue its existence under the name "SCI Client Services Incorporated" (the "Mergers").

     FIRST: The name and state of incorporation of each of the constituent corporations to the Mergers are as follows:

                 NAME                              STATE OF INCORPORATION
                 ----                              ----------------------

     Security Capital Industrial Incorporated              Delaware
     SCI Client Services Incorporated                      Delaware

     Security Capital Industrial Management Incorporated   Delaware


     SECOND: An agreement and plan of merger (the "Agreement and Plan of Merger") between the parties to the Mergers has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the DGCL.

     THIRD: The name of the surviving corporation of the Mergers is Security Capital Industrial Management Incorporated.

     FOURTH: Article 1 of the certificate of incorporation of the Surviving Corporation, as in full force and effect immediately prior to the Mergers (the "Charter"), shall be amended to read in its entirety as follows and such Charter, as so amended, shall become the Charter of the Surviving Corporation:

     "1. The name of the Corporation is SCI Client Services Incorporated."

     FIFTH: The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which office is 14100 East 35th Place, Aurora, Colorado 80011.

     SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Merging Corporations or the Surviving Corporation.

     SEVENTH: This Certificate of Merger, and the Mergers, shall become effective upon filing with the Secretary of State of the State of Delaware.

                                     I-A-9

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on this
___ day of [    ], 1997.


                                                SECURITY CAPITAL INDUSTRIAL
                                                MANAGEMENT INCORPORATED


                                                By:
                                                    ----------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------